                                                             Exhibit 4.5


INA
Interep National Radio Sales, Inc.

INCORPORATED UNDER THE LAWS
OF THE STATE OF NEW YORK
SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 45866V 10 9

THIS IS TO CERTIFY THAT
IS THE OWNER OF
FULLY-PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK OF THE PAR VALUE OF $.01 EACH OF

Interep National Radio Sales, Inc.

(hereinafter called the "Corporation") transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all of said provisions. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     Witness, the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

CHAIRMAN OF THE  BOARD
AND CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder upon request a full statement of the designation, relative rights, preferences and limitations of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation. The Corporation is authorized to issue its preferred shares in one or more series, and the Board of Directors of the Corporation is authorized to designate and fix the relative rights, preferences and limitations of each such series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - (Cust)         Custodian (Minor)         under Uniform
Gifts to Minors
Act (State)
Additional abbreviations may also be used though not in the above list.

For Value Received,               hereby sell, assign and transfer unto
Please Insert Social Security or Other
Identifying Number of Assignee
(Please print or typewrite name and address of assignee)
Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

X
(owner sign here)
SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.